UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2025

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Zip Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item – 1.01 Entry into a Material Definitive Agreement.

Effective March 26, 2025, IR-Med, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Mr. Ran Ziskind, Mr. Yaniv Cohen, and Mr. Oded Bashan for an aggregate amount of $31,200. Pursuant to the Purchase Agreement, the Company issued unsecured convertible promissory notes (the “Notes”) to Mr. Ziskind, Mr. Cohen, and Mr. Bashan in the principal amount of $10,400 for each Note. The Notes bear simple interest at a rate of 9% per annum and mature on the earlier of (i) March 26, 2026, or (ii) upon the completion by the Company of an equity or debt financing generating gross proceeds of at least $100,000. The Notes are convertible, at the election of the holder, on the maturity date into shares of the Company’s common stock at a price per share equal to 85% of the closing price of the common stock on the applicable trading market as of the maturity date. The Notes are subject to customary events of default, upon which the outstanding principal and accrued interest may become immediately due and payable. The Company may not prepay the principal amount without the consent of a majority of the holders of all outstanding Notes, though accrued interest may be paid at any time.

The foregoing descriptions of the Purchase Agreement and the Notes do not purport to be complete, and are subject to, and qualified in their entirety by reference to the Form of Purchase Agreement and the Form of Notes, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2024, Ms. Avital Rosenberg notified the board of directors (the “Board”) of the Company of her resignation from the Board, effective immediately. The resignation of Ms. Rosenberg as a director was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Note Purchase Agreement.
10.2	Form of Unsecured Convertible Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

	By:	/s/ Sharon Lefkoviz
	Name:	Sharon Lefkoviz
	Title:	Chief Financial Officer

Date: April 1, 2025